EXHIBIT 99.2



                             JOINT FILING AGREEMENT
                             ----------------------

            In accordance with Rule 13d-1(h) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including any and all amendments thereto) with respect to the common stock of Metallica Resources Inc. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

            The undersigned further agrees that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.

            This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

            In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 6th day of March, 2002.

                                    NEWMONT MINING CORPORATION



                                    By:     /s/ Britt D. Banks
                                         ---------------------------------------
                                         Name:  Britt D. Banks
                                         Title: Vice President, General Counsel
                                                and Secretary



                                    FRANCO-NEVADA MINING CORPORATION
                                    LIMITED



                                    By:     /s/ Sharon E. Dowdall
                                         ---------------------------------------
                                         Name:  Sharon E. Dowdall
                                         Title: Vice President, General Counsel
                                                and Secretary